Exhibit 99.1
Annual Meeting Voting Results, May 3, 2011
At the Annual Meeting of Shareholders of TriCo Bancshares held on May 3, 2011, the items listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders. Each of the items was approved by the shareholders pursuant to the voting results set forth below.
Item 1 — Election of Directors.
The following individuals were elected as directors to serve until the 2012 Annual Meeting of Shareholders or until their successors are elected and qualified. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote
Donald J. Amaral	10,254,976	924,706	4,680,456
William J. Casey	10,249,041	930,641	4,680,456
Craig S. Compton	10,249,292	930,390	4,680,456
L. Gage Chrysler III	11,046,486	133,196	4,680,456
John S.A. Hasbrook	10,263,952	915,730	4,680,456
Michael W. Koehnen	10,255,752	923,930	4,680,456
Richard P. Smith	11,058,992	120,690	4,680,456
Carroll R. Taresh	11,049,234	130,448	4,680,456
W. Virginia Walker	10,258,746	920,936	4,680,456
Item 2 — Advisory Vote Concerning Executive Compensation.
The voting results were as follows:

For	Against	Withheld	Broker Non-Vote
6,669,726	4,107,514	402,441	4,680,456
Item 3 — Advisory Vote Concerning the Frequency of the Advisory Resolution Concerning Executive Compensation.
The voting results were as follows:

1 year	2 years	3 years	Withheld	Broker Non-Vote
5,878,463	157,283	4,817,090	326,846	4,680,456
Item 4— Ratification of Selection of Moss Adams as Company’s Independent Auditors for Fiscal Year 2011.
The voting results were as follows:

For	Against	Withheld	Broker Non-Vote
13,001,408	55,477	98,438	2,704,815